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Limoneira Announces New Direct Marketing and Selling Strategy for Its Lemon Agribusiness

-New Direct Strategy Positions Company to Capitalize on Expanding Global Agribusiness Opportunity-

-Expected to Improve Operating Efficiencies with New Vertically Integrated Business Model-

Santa Paula, CA., August 3, 2010 – Limoneira Company (NASDAQ: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights throughout California, today announced its strategic decision to increase its brand exposure in agribusiness by marketing and selling its lemons directly to foodservice, wholesale and retail customers around the world.  Beginning November 1, 2010, the Company will add its commercial lemons to its existing specialty lemon sales completing the chain of tree to customer with a new marketing and selling strategy.

Limoneira grows lemons on over 1,800 acres throughout California and is one of the largest lemon producers in North America.

“We believe the decision to market and sell our commercial lemons directly to our customers around the world will enable us to improve efficiencies throughout our distribution channels, resulting in the highest quality and service possible for our customers,” commented Harold Edwards, President and Chief Executive Officer.  “We believe that our direct sales and marketing will bring greater operational efficiency to our supply efforts which we believe will equate to greater shareholder value.”

“Beginning this November, we will market and sell our lemons directly to our foodservice, retail, wholesale, broker, import and export customers around the world.  This will enable us to be closer to our customers in order to better respond to their needs and wants through direct service – from our trees to their docks.  With over 18 lemon brands, such as Santa® and Paula®, owned by Limoneira and our history of growing the highest quality lemons for over 117 years we are well known in our industry and look forward to capitalizing on our leading position and expanding our brand recognition for many years to come.”

About Limoneira Company

Limoneira Company, a 117-year old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 7,300 acres of rich agricultural lands, real estate properties and water rights throughout California. The Company is a leading producer of lemons, avocados, oranges, and other specialty crops that are enjoyed throughout the world.  For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements.   Actual results may differ materially from those expressed or implied in the forward-looking statements.  Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to:  changes in laws, regulations, rules, quotas, tariffs, and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; increased costs from becoming a public company; and market and pricing risks due to concentrated ownership of stock.  Other risks and uncertainties include those that are described in Limoneira’s SEC filings, which are available on the SEC’s website at http://www.sec.gov.  Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.